AGREEMENT

This agreement is made in Limassol Cyprus, January 15, 2013, by and between;

A. «AMPLERISSIMO Ltd.» a company having its registered offices in 16, Krinon Str., Limassol Cyprus, duly represented,

and

B. « MILLENIA INTERNATIONAL GROUP Ltd.", a company incorporated under the laws of the British Virgin Islands having its registered office at P O Box 3159, Road Town, Tortola British Virgin Islands, duly represented,

Witnesses;

That A is an Cyprus company, offering various kind of services and commerce, amongst which software analysis, intermediation services, commerce of various products, selling of licenses for communication and all kind of technology products, studies and analysis and data for such works, remote assistance and various other services and products in general..

That B is a company dealing amongst others with consultation and studies sale and selling of data for various scopes, mainly legal, tax, labor and business and relevant services.

1. SCOPE OF THE AGREMENT.

The Parties intend, on the basis of this agreement, to enter into a long lasting business relationship whereby (A) shall sell to (B) various products such as licenses for telecommunication and technology products, data for analysis, remote analysis and support, for all kind of studies and services offered by B to its clients.

Also A will introduce and intermediate for B or for its clients to achieve agreements and sales mainly for various kinds of clothing, underwear, swimwear and shoes.

These products or services may be offered from A Company by acquiring them from any third party, of the choice of A.

With separate oral or e-mail orders specific works will be ordered.

2. DURATION.

The above cooperation is agreed for an initial period of ten (10) years, and will be prolonged unless terminated with a prior notice of six (6) months..

3. FEES.

The fee for each and every work will be agreed on a project basis. Both parties will use their best efforts to meet the markets criteria, in order to achieve the maximum possible cooperation.

In case of introductory and intermediation services to B or to its clients related to agreements and sales mainly for various kinds of clothing, underwear, swimwear and shoes, a fee of 45% on the turnover achieved is agreed with the present agreement.

Fees will be paid in a period of 3 to 6 months after issuing invoices for each work.

The accrued tax (VAT if applicable) shall be paid from company (B) to (A) with the invoice.

4. INVOICES.

Each invoice from company (A) to company (B) is agreed to be issued at the delivery of each product or service.

5. EXPENSES.

Company A will bear all the expenses related to the fulfillment of the aforementioned work of the present agreement.

6. CONFIDENTIAL INFORMATION

Company (A) recognizes the secret and proprietary nature of certain information shared with each other including but not limited to product specifications, formulae, product volume and cost information, product destinations and customers, and processing and manufacturing information (CONFIDENTIAL INFORMATION). To the extent practical, the disclosing party will identify such CONFIDENTIAL INFORMATION as confidential in writing , and the receiving party shall mark any information so identified as "CONFIDENTIAL" in any writings or other documentation made by it, that contain any of the disclosing party's CONFIDENTIAL INFORMATION.

Both parties shall keep CONFIDENTIAL INFORMATION received from the other party strictly confidential and will not use or disclose to others such CONFIDENTIAL INFORMATION, except as expressly provided for in this Agreement. It is understood by the receiving party that the discussions regarding this project are also confidential and subject to the secrecy obligations contained herein. Disclosure to employees shall be on a need-to- know basis only, and employees shall be advised of the secrecy obligations herein.

The secrecy obligations herein shall not apply to CONFIDENTIAL INFORMATION which: (a) has become generally known to the public in the U.S.A. through no fault of the receiving party: or (b) was known to the receiving party and its value appreciated before it was obtained from the disclosing party; or (c) has been disclosed to the receiving party free of any obligation of confidentiality by a third party who has the right to disclose the same. The secrecy obligations contained herein shall survive the expiration or termination of this Agreement. At the written request of the disclosing party, the receiving party shall return to the disclosing party any documents provided by the disclosing party containing any CONFIDENTIAL INFORMATION, and the receiving party shall segregate in a separate file or destroy any documents generated by the receiving party which contain CONFIDENTIAL INFORMATION of the disclosing party.

7. GENERAL

Neither Party may assign the benefit or burden of this Agreement

Company (B) shall not have any right or power to bind company (A) to any obligation except as expressly provided for herein.

This Agreement supersedes any previous agreement between the parties in relation to the matters dealt with herein, represents (together with any documents referred to herein) the entire agreement between the parties in relation thereto and no variation or waiver of any provision of this Agreement shall be effective unless made in writing.

Each of the provisions of this Agreement shall be treated as a separate obligation and shall be severally enforceable as such.

Notwithstanding that the whole or any part of any provision of this Agreement

The provisions of this Agreement which are expressed to come into or continue in force after the termination of this Agreement shall have full effect notwithstanding any breach or repudiation of this Agreement by the Company of whatever nature or howsoever caused or arising.

The rights and remedies provided for in this Agreement are cumulative with and not exclusive of any rights or remedies otherwise provided by law or in equity.

No announcement or publicity concerning this Agreement or any matter ancillary thereto shall be made by either party without the prior written consent of the other, except as may be required by law or as expressly provided for herein.

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered shall

constitute an original, but all the counterparts shall together constitute one and the same instrument.

8. DISPUTES – APPLICABLE LAW – JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of and the parties hereby submit to the non-exclusive jurisdiction of the Cyprus Courts.

This agreement is made in two copies, each party here to declaring having received an original copy.

The parties